Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of MPLX GP LLC, a Delaware limited liability company and general partner of MPLX LP, a Delaware limited partnership (the “Registrant”), does hereby constitute and appoint Gary R. Heminger, Donald C. Templin and Paula L. Rosson, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-4 (the “Form S-4 Registration Statement”) with respect to the registration under the Securities Act of 1933 (the “Securities Act”) of debt securities of the Registrant to be offered in exchange of certain outstanding debt securities of the Registrant, together with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements and registration statements filed pursuant to Rule 462 of the Securities Act, and (ii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the debt securities covered by the Form S-4 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute. This Power of Attorney may be executed in multiple counterparts, each of which will be deemed an original with respect to the person executing it.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 27th day of April, 2016.

Signature	Title

/s/ Gary R. Heminger	Chairman of the Board of Directors and Chief Executive Officer of MPLX GP LLC (principal executive officer)
Gary R. Heminger

/s/ Nancy K. Buese	Executive Vice President and Chief Financial Officer of MPLX GP LLC (principal financial officer)
Nancy K. Buese

/s/ Paula L. Rosson	Senior Vice President and Chief Accounting Officer of MPLX GP LLC (principal accounting officer)
Paula L. Rosson

/s/ Frank M. Semple	Director, Vice Chairman of MPLX GP LLC
Frank M. Semple

/s/ Donald C. Templin	Director, President of MPLX GP LLC
Donald C. Templin

/s/ Pamela K.M. Beall	Director, Executive Vice President, Corporate Planning and Strategy of MPLX GP LLC
Pamela K.M. Beall

/s/ David A. Daberko	Director of MPLX GP LLC
David A. Daberko

/s/ Timothy T. Griffith	Director of MPLX GP LLC
Timothy T. Griffith

Signature	Title

/s/ Christopher A. Helms	Director of MPLX GP LLC
Christopher A. Helms

/s/ Garry L. Peiffer	Director of MPLX GP LLC
Garry L. Peiffer

/s/ Dan D. Sandman	Director of MPLX GP LLC
Dan D. Sandman

/s/ John P. Surma	Director of MPLX GP LLC
John P. Surma

/s/ C. Richard Wilson	Director of MPLX GP LLC
C. Richard Wilson